               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 18, 1999




                     REGIONS FINANCIAL CORPORATION
     (Exact name of registrant as specified in its charter)





   Delaware                  0-6159                63-0589368
(State or other            (Commission          (IRS Employer
jurisdiction of           File Number)         Identification No.)
incorporation)




417 North 20th Street, Birmingham, Alabama                  35203
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  (205) 944-1300

Item 5.  Other Events

     On October 18, 1999, the registrant Regions Financial Corporation issued a press release reporting on its results of operations for the quarter and for the nine-month period ended September 30, 1999. The press release is included in this report as exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

   (c) Exhibits. The exhibits listed in the exhibit index are filed as a part of or incorporated by reference in this current report on Form 8-K.

                           SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      Regions Financial Corporation (Registrant)

                      By:     /s/ Robert P. Houston
                              Executive Vice President and Comptroller


Date: October 18, 1999

                          EXHIBIT INDEX





Sequential
Exhibit                                                                 Page No.


99.1      Press Release dated October 18, 1999.

                                  EXHIBIT 99.1

October 18, 1999

                           REGIONS ANNOUNCES EARNINGS

Regions Financial Corporation today announced earnings for the quarter and nine months ended September 30, 1999. Net income for the third quarter totaled $131.0 million or $.59 per diluted share. Year-to-date net income was a record $396.3 million or $1.76 per diluted share. Using operating income comparisons, which exclude non-recurring merger and consolidation charges incurred in the third quarter of last year, this year's third quarter per share diluted earnings improved 4%, and this year's year-to-date operating earnings per diluted share increased 6%, over the comparable periods last year.

Year-to-date annualized return on stockholders' equity was 17.16%, with a return on assets of 1.36% and an efficiency ratio of 53.23%. Loans were up 15% over last year's third quarter totals.

Carl E. Jones, Jr., president and chief executive officer of Regions, said, "Operating results for this year improved over last year, even though higher interest rates have unfavorably affected our business this year. This quarter's loan growth remained strong, reflecting continued strength in our southeastern markets. We continue to make progress on integrating recent acquisitions and introducing our new customers to Regions products and services. This quarter we added 18,000 customers to our RegionsNet internet banking service."

Also, during the third quarter Regions repurchased 4.9 million shares of its common stock in connection with its 12 million share buyback program, which was authorized by the Board of Directors on July 21st of this year.

In connection with the preparation of Regions quarterly results, management discovered an overaccrual of interest income on a certain portion of the Company's mortgage loan portfolio following a processing system conversion. As a result, Regions will adjust its results of operations for the periods ended March 31, 1999 and June 30, 1999. As adjusted, Regions net income for the quarter ended March 31, 1999 was $129.4 million or $.57 per diluted share, instead of $136.5 million or $.61 per diluted share as previously reported, and for the quarter ended June 30, 1999 was $136.0 million or $.60 per diluted share, instead of $142.0 million or $.63 per diluted share as previously reported. This issue has been corrected and will not affect future periods.

Regions Financial Corporation is a bank holding company providing banking services from 731 offices in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee and Texas. Regions also provides banking-related services in the fields of mortgage banking, insurance, securities brokerage and mutual funds. Regions' common stock is traded in the Nasdaq National Market System under the symbol RGBK.



                              Continued Next Page

October 18, 1999
Page Two


                        Financial Highlights (Unaudited)
                    (In thousands, except per share amounts)


                                      Three Months Ended                    Nine Months Ended
                                         September 30                          September 30
Earnings                              1999          1998       Change       1999         1998       Change

Operating income*                     $130,958      $127,809      2%        $396,327     $371,230      7%
Net income                            $130,958       $51,284    155%        $396,327     $294,705     34%
Per share:
  Operating income*                      $0.59         $0.58      2%           $1.78        $1.69      5%
  Operating income--diluted*             $0.59         $0.57      4%           $1.76        $1.66      6%
  Net income                             $0.59         $0.23    157%           $1.78        $1.34     33%
  Net income--diluted                    $0.59         $0.23    157%           $1.76        $1.32     33%
  Net income--cash basis (1)             $0.61         $0.25	144%              $1.84        $1.39     32%
  Net income--diluted cash basis (1)     $0.61         $0.24    154%           $1.82        $1.37     33%
  Cash dividends declared                $0.25         $0.23      9%           $0.75        $0.69      9%


                                                                 September 30
Financial Condition                                          1999            1998       Change

Total assets                                             $41,229,164     $35,076,264      18%
Loans, net of unearned income                            $27,511,472     $23,852,206      15%
Securities                                                $9,499,770      $7,696,008      23%
Total earning assets                                     $38,397,136     $32,560,256      18%
Total deposits                                           $29,804,048     $27,184,895      10%
Stockholders' equity                                      $3,019,937      $2,957,653       2%
Stockholders' equity per share                                $13.77          $13.38       3%

Selected Ratios

Return on average stockholders' equity based on
  operating income*                                           17.16%          17.36%
Return on average stockholders' equity based on
  net income                                                  17.16%          13.79%
Return on average total assets based on
  operating income*                                            1.36%           1.48%
Return on average total assets based on
  net income                                                   1.36%           1.17%
Stockholders' equity to total assets                           7.32%           8.43%
Allowance for loan losses as a
   percentage of loans, net of
   unearned income                                             1.20%           1.36%
Loans, net of unearned income, to
   total deposits                                             92.31%          87.74%
Efficiency ratio excluding non-recurring items                53.23%          54.00%

*Excludes non-recurring merger and consolidation charges of $114.7 million pre-tax ($76.5 million after tax or $.34 per diluted share) in third quarter 1998.

(1) Net income excluding the amortization of excess purchase price.

For additional information, visit Regions' Web site at http://www.regionsbank.com or contact: Ronald C.
Jackson, Senior Vice President and Director of Investor Relations, Regions Financial Corporation,
Telephone 205/326-7090.


                              Continued Next Page

October 18, 1999
Page Three



Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans resulting from the impact of Year 2000 issues on customers' operations and cashflow; and other risks and factors identified in the company's filings with the Securities and Exchange Commission.